SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)October 24, 2007

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2007 the Board of Directors of Pharmos Corporation (the “Company”) amended the Company’s By-Laws to provide that (i) that the Chairman of the Board, the more senior of the Chief Executive Officer or the President, or any two directors, can call for meetings of the Board, (ii) notice of Board meetings may be given by facsimile, overnight courier or email, in addition to regular mail, and may be given upon two (2) days’ advance notice, and (iii) Board committees shall consist of a minimum of two (2) directors, unless otherwise required by applicable laws or regulations. The amendments to the By-Laws are attached as Exhibit 3.1 hereto.

Item 8.01 Other Events.

On October 30, 2007, the Company announced a second phase of restructuring as it continues to optimize the balance between cash resources and its most promising scientific research and development programs. This second phase involves a workforce reduction from 23 to 8 employees in its Israeli subsidiary, Pharmos Ltd. A related press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.1	By-Laws amendments

99.1	Press release of Pharmos Corporation, dated October 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of October, 2007.

PHARMOS CORPORATION

By:	/s/ S. Colin Neill

Name: S. Colin Neill

Title:   Senior Vice President and Chief Financial Officer